EXHIBIT 99(e)
                        FINANCIAL STATEMENTS OF THE
                     UNION PACIFIC AGREEMENT EMPLOYEE
                      401(k) RETIREMENT THRIFT PLAN
                FOR THE FISCAL YEAR ENDED DECEMBER 31, 1993

                     UNION PACIFIC AGREEMENT EMPLOYEE
                       401(K) RETIREMENT THRIFT PLAN



                                                                 Page
                                                                 ----

Independent Auditors' Report . . . . . . . . . . . .              F-2


Financial Statements as of December 31, 1993 and 1992 and for the years then ended:

         Statements of Net Assets Available
          for Benefits. . . . . . . . . . . . . . . .          F-3 to F-4

         Statements of Changes in Net Assets
          Available for Benefits. . . . . . . . . . .          F-5 to F-6

         Notes to Financial Statements. . . . . . . .          F-7 to F-9

Supplemental Schedules as of December 31, 1993 and for the year then ended:

         Item 27a - Schedule of Assets Held for
          Investment Purposes . . . . . . . . . . . .             F-10

         Item 27d - Schedule of Reportable
          Transactions. . . . . . . . . . . . . . . .          F-11 to F-12





Schedules not filed herewith are omitted because of the absence of the conditions under which they are required.

INDEPENDENT AUDITORS' REPORT


Union Pacific Agreement Employee 401(k)
  Retirement Thrift Plan:

We have audited the accompanying statements of net assets available for benefits of the Union Pacific Agreement Employee 401(k) Retirement Thrift Plan (the Plan) as of December 31, 1993 and 1992, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1993 and 1992, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the Table of Contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The Fund Information in the statement of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in the net assets available for plan benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.


/s/DELOITTE & TOUCHE

Omaha, Nebraska
May 9, 1994

                     UNION PACIFIC AGREEMENT EMPLOYEE
                       401(k) RETIREMENT THRIFT PLAN

              STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                             DECEMBER 31, 1993



                                   -----------------Fund Information------------------
                                     Union                 Vanguard Index    Vanguard
                                    Pacific                  Trust-500      Investment
                         Total      Company    Wellington    Portfolio       Contract
                         Plan      Stock Fund     Fund         Fund         Trust Fund
                         -----     ----------  ----------  --------------   ----------

ASSETS:
Investments at fair
 value (Note 3):      $13,704,353  $2,317,908  $4,025,058    $5,778,148     $1,583,239

Employee
 contributions
 receivable               514,146     108,715     148,713       205,479         51,239
                      -----------  ----------  ----------    ----------     ----------
  Total assets         14,218,499   2,426,623   4,173,771     5,983,627      1,634,478
                      -----------  ----------  ----------    ----------     ----------
Net assets available
 for benefits         $14,218,499  $2,426,623  $4,173,771    $5,983,627     $1,634,478
                      ===========  ==========  ==========    ==========     ==========


The accompanying notes are an integral part of these financial statements.



                        UNION PACIFIC AGREEMENT EMPLOYEE
                         401(k) RETIREMENT THRIFT PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                               DECEMBER 31, 1992


                                   -----------------Fund Information------------------
                                     Union                 Vanguard Index    Vanguard
                                    Pacific                  Trust-500      Investment
                         Total      Company    Wellington    Portfolio                              Contract
                         Plan      Stock Fund     Fund         Fund                                 Trust Fund
                         -----     ----------  ----------  --------------   ----------
ASSETS:

Investments at fair
 value (Note 3):      $2,664,042   $   -       $846,485      $1,332,945     $484,612
                      ----------   ---------   --------      ----------     --------

  Total assets         2,664,042       -        846,485       1,332,945      484,612
                      ----------   ---------   --------      ----------     --------

Net assets available
 for benefits         $2,664,042   $   -       $846,485      $1,332,945     $484,612
                      ==========   =========   ========      ==========     ========


The accompanying notes are an integral part of these financial statements.


                        UNION PACIFIC AGREEMENT EMPLOYEE
                         401(k) RETIREMENT THRIFT PLAN

           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                          YEAR ENDED DECEMBER 31, 1993



                                    -----------------Fund Information------------------
                                      Union                 Vanguard Index    Vanguard
                                     Pacific                  Trust-500      Investment
                          Total      Company    Wellington    Portfolio       Contract
                          Plan      Stock Fund     Fund         Fund          Trust Fund
                          -----     ----------  ----------  --------------   -----------
ADDITIONS TO NET ASSETS
 ATTRIBUTED TO:
  INVESTMENT INCOME:
   Net appreciation in
    fair value of
     investments
     (Note 3)          $   262,333  $   25,297  $   56,687  $  180,349       $   -
  Interest                  54,790       -           -           -               54,790
  Dividends                309,859      27,286     178,725     103,848           -
                       -----------  ----------  ----------  ----------       ----------
                           626,982      52,583     235,412     284,197           54,790

CONTRIBUTIONS:
 Employee               11,075,352   2,279,932   3,143,500   4,498,246        1,153,674
                       -----------  ----------  ----------  ----------       ----------

  Total Additions       11,702,334   2,332,515   3,378,912   4,782,443        1,208,464
                       -----------  ----------  ----------  ----------       ----------

DEDUCTIONS FROM NET
 ASSETS ATTRIBUTED TO:
  Distributions to
     participants         147,877        8,748     49,373      63,430            26,326
                      -----------   ---------- ----------  ----------        ----------
NET TRANSFERS OF
 ASSETS TO (FROM)
  OTHER FUNDS                  -       102,856     (2,253)    (68,331)          (32,272)
                      -----------   ---------- ----------  ----------        ----------

NET INCREASE          11,554,457     2,426,623  3,327,286   4,650,682         1,149,866

NET ASSETS
 AVAILABLE
  FOR BENEFITS:
  Beginning of Year    2,664,042          -       846,485   1,332,945           484,612
                     -----------    ---------- ----------  ----------        ----------

  End of Year        $14,218,499    $2,426,623 $4,173,771  $5,983,627        $1,634,478
                     ===========    ========== ==========  ==========        ==========



The accompanying notes are an integral part of these financial statements.




                        UNION PACIFIC AGREEMENT EMPLOYEE
                         401(k) RETIREMENT THRIFT PLAN

           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                          YEAR ENDED DECEMBER 31, 1992


                                 -----------------Fund Information------------------
                                   Union                 Vanguard Index    Vanguard
                                  Pacific                  Trust-500      Investment
                       Total      Company    Wellington    Portfolio       Contract
                       Plan      Stock Fund     Fund         Fund         Trust Fund
                       -----     ----------  ----------  --------------   ----------

ADDITIONS TO NET ASSETS
 ATTRIBUTED TO:
  INVESTMENT INCOME:
   Net appreciation in
    fair value of
     investments
     (Note 3)        $   59,955    $  -        $ 12,577  $   47,378         $   -
  Interest               21,116       -           -           -               21,116
  Dividends              65,382       -          35,553      29,829             -
                     ----------   ------       --------  ----------         --------
                        146,453       -          48,130      77,207           21,116

CONTRIBUTIONS:
 Employee             1,635,395       -         520,969     820,434          293,992
                     ----------   ------       --------  ----------         --------

  Total Additions     1,781,848       -         569,099     897,641          315,108
                     ----------   ------       --------  ----------         --------

DEDUCTIONS FROM NET
 ASSETS ATTRIBUTED TO:
  Distributions to
     participants        44,982      -           16,306      15,952           12,724
                     ----------   ------       --------  ----------         --------
NET TRANSFERS OF
 ASSETS TO (FROM)
  OTHER FUNDS                -       -           (5,768)      7,805           (2,037)
                     ----------   ------       --------  ----------         --------

NET INCREASE          1,736,866      -          547,025     889,494          300,347

NET ASSETS
 AVAILABLE
  FOR BENEFITS:
  Beginning of Year     927,176      -          299,460     443,451          184,265
                     ----------   ------       --------  ----------         --------

  End of Year        $2,664,042   $  -         $846,485  $1,332,945         $484,612
                     ==========   ======       ========  ==========         ========


The accompanying notes are an integral part of these financial statements.

                     UNION PACIFIC AGREEMENT EMPLOYEE
                      401(k) RETIREMENT THRIFT PLAN

                       NOTES TO FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1993 AND 1992



1.   Description of Plan
      -------------------

The following description of the Union Pacific Agreement Employee 401(k) Retirement Thrift Plan (the Plan) provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

General - The Plan is a defined contribution plan covering employees of the Union Pacific Railroad Company and its Railroad affiliates (the Company) who are represented for the purposes of collective bargaining by a rail union, to which eligibility to participate in the Plan has been extended. The Plan covers employees who have completed one year of service or were employees as of the effective date of the Plan, July 1, 1990. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA), as amended.

Contributions - Participants may contribute 2% to 8% of their compensation on a salary deferral basis subject to limitations specified in the Internal Revenue Code. The Company does not contribute to the Plan.

Participant Accounts - Each participant's account is credited with the participant's contribution and allocation of the Plan earnings.
Allocations are based on participant account balances.

Vesting - Participants are at all times 100% vested in the value of their account.

Payment of Benefits - Distribution of benefits shall be in a lump sum no later than 60 days following the close of the plan year in which the participant's termination of employment occurs, subject to certain mandatory pay-outs to participants who have attained age 70-1/2, but not yet terminated employment.


 2.   Summary of Significant Accounting Policies
      ------------------------------------------

The accounts of the Plan have been prepared in accordance with generally accepted accounting principles. The financial statements were prepared in accordance with the financial reporting requirements of the Employee Retirement Income Security Act of 1974 as permitted bY the Securities and Exchange Commission's amendments to Form 11-K adopted during 1990.

Investments in the Union Pacific Company Stock Fund, Wellington Fund and the Vanguard Index Trust-500 Portfolio Fund are valued at fair value as determined by quoted market prices. The investments in the Vanguard Investment Contract Trust Fund are valued at fair value as determined by Vanguard Fiduciary Trust Company. Dividend income is recorded as of the ex-dividend date. Security transactions are recorded as of the trade date.

3.   Investments
      -----------

Plan participants may direct their contributions in various proportions to any of the four available investment funds identified below:

         Fund A - Union Pacific Company Stock Fund - This fund is administered as a separate account by Vanguard Fiduciary Trust Company and invests primarily in the stock of Union Pacific Corporation. It also maintains a small cash position invested in Vanguard Money Market Reserves, to facilitate transactions. The Company stock fund is divided into fund shares, rather than shares of company stock.

         Fund B - Wellington Fund - This fund consists of investment in the Vanguard Wellington Mutual Fund.

         Fund C - Vanguard Index Trust-500 Portfolio Fund - This fund consists of investment in the Vanguard Index Trust-500 portfolio mutual fund.

         Fund D - Vanguard Investment Contract Trust Fund - This fund consists of investment in the Vanguard Fiduciary Trust Company Investment Contract Trust, a collective investment fund for tax-qualified pension and profit sharing plan assets.

The following table presents the fair value of investments. Investments that represent 5% or more of the Plan's net assets are separately identified.


                                         December 31, 1993          December 31, 1992
                                     Number of                  Number of
                                     Units         Fair Value   Units         Fair Value
                                     ---------     ----------   ---------     ----------
Investments at Fair Value as
 Determined by Quoted Market
 Price:

  Wellington Fund                  197,306.778    $ 4,025,058   44,179.804   $  846,485

  Vanguard Index Trust -           131,830.879      5,778,148   32,534.648    1,332,945
   500 Portfolio Fund

  Union Pacific Company Stock      226,137.340      2,317,908      -              -
   Fund                                           -----------                ----------
                                                   12,121,114                 2,179,430
                                                  -----------                ----------
Investments at Estimated
 Fair Value:
  Vanguard Investment            1,583,238.870      1,583,239   484,612.49      484,612
   Contract Trust Fund                            -----------   ----------   ----------
                                                  $13,704,353                $2,664,042
                                                  ===========                ==========


During 1993 and 1992, the Plan's investments (including investments bought, sold, and held during the year) appreciated in value by $262,333 and $59,955, respectively, as follows:


                                                            Years Ended December 31,
                                                               1993         1992
                                                               ----         ----

  Investments at Fair Value as Determined
  by Quoted Market Price:

            Mutual Funds                                    $237,036      $59,955

            Union Pacific Company Stock Fund                  25,297         -
                                                            --------      -------
              Net change in fair value                      $262,333      $59,955
                                                            ========      =======

4.   Plan Administration
     -------------------

The Plan is administered by the Senior Vice President, Human Resources of Union Pacific Corporation. All expenses incurred in the administration of the Plan are paid by the Company.


5.   Tax Status
     ----------

The Company intends, in 1994, to submit an application to the Internal Revenue Service for a determination letter that the Plan meets the requirements for qualification under Section 401(a) of the Code. Subject to any amendments to the Plan required by the IRS as a condition to issuing a favorable determination letter, the Company believes that the Plan is being operated in accordance with the requirements for qualification under
Section 401(a) of the Code and that, as a result, the related trust is exempt from tax under Section 501(a) of the Code as of the financial statement date.


6.   Plan Termination
     ----------------

Although it has not expressed any intent to do so, the Company has the right under the Plan at any time, to terminate the Plan subject to the provisions of ERISA. Regardless of such actions, the principal and income of the Plan remains for the exclusive benefit of the Plan's participants and beneficiaries. The Company may direct the Trustee either to distribute the Plan's assets to the participants, or to continue the Trust and distribute benefits as though the Plan had not been terminated.


                        UNION PACIFIC AGREEMENT EMPLOYEE
                         401(k) RETIREMENT THRIFT PLAN

           Item 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                               DECEMBER 31, 1993



           Column B                 Column C                      Column D     Column E

                                    Description of
                                    Investment, Including
                                    Collateral, Rate of
                                    Interest, Maturity
Identity of Issue, Borrower,        Date, Par or Maturity                        Current
 Lessor or Similar Party            Value                           Cost          Value
- - - ----------------------------        ---------------------           ----         -------
Union Pacific Company Stock
 Fund*                              226,137.340 units           $ 2,293,072    $ 2,317,908

Wellington Fund*                    197,306.778 units             3,950,599      4,025,058

Vanguard Index Trust-
 500 Portfolio Fund*                131,830.879 units             5,529,124      5,778,148

Vanguard Investment Contract
 Trust Fund*                      1,583,239.870 units             1,583,239      1,583,239
                                                                -----------    -----------
                                                                $13,356,034    $13,704,353
                                                                ===========    ===========

*Represents party-in-interest


                        UNION PACIFIC AGREEMENT EMPLOYEE
                         401(k) RETIREMENT THRIFT PLAN

                 Item 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                          YEAR ENDED DECEMBER 31, 1993


Single Transactions Involving an Amount in
Excess of 5% of the Current Value of Plan Assets:

Column A                Column B                Column C      Column D     Column G   Column H       Column I

                                                                                      Current Value
                                                                                      of Asset on
Identity of Party                               Purchase      Selling      Cost of    Transaction    Net Gain
   Involved             Description of Asset    Price         Price        Asset      Date           or (Loss)
- - - -----------------       --------------------    --------      -------      -------    ----------     ---------
Vanguard Fiduciary      Union Pacific Company
Trust Company            Stock Fund*            $222,430      $  -         $222,430   $222,430       $  -
Vanguard Fiduciary
Trust Company           Wellington Fund*        $133,987      $  -         $133,987   $133,987       $  -
Vanguard Fiduciary
Trust Company           Wellington Fund*        $141,324      $  -         $141,324   $141,324       $  -
Vanguard Fiduciary
Trust Company           Wellington Fund*        $133,942      $  -         $133,942   $133,942       $  -
Vanguard Fiduciary
Trust Company           Wellington Fund*        $135,517      $  -         $135,517   $135,517       $  -
Vanguard Fiduciary
Trust Company           Wellington Fund*        $135,935      $  -         $135,935   $135,935       $  -
Vanguard Fiduciary
Trust Company           Wellington Fund*        $141,382      $  -         $141,382   $141,382       $  -
Vanguard Fiduciary
Trust Company           Wellington Fund*        $137,491      $  -         $137,491   $137,491       $  -
Vanguard Fiduciary
Trust Company           Wellington Fund*        $173,287      $  -         $173,287   $173,287       $  -
Vanguard Fiduciary
Trust Company           Wellington Fund*        $327,980      $  -         $327,980   $327,980       $  -
Vanguard Fiduciary      Vanguard Index Trust-
Trust Company           500 Portfolio Fund*     $136,292      $  -         $136,292   $136,292       $  -
Vanguard Fiduciary      Vanguard Index Trust-
Trust Company           500 Portfolio Fund*     $145,856      $  -         $145,856   $145,856       $  -
Vanguard Fiduciary      Vanguard Index Trust-
Trust Company           500 Portfolio Fund*     $153,360      $  -         $153,360   $153,360       $  -
Vanguard Fiduciary      Vanguard Index Trust-
Trust Company           500 Portfolio Fund*     $165,434      $  -         $165,434   $165,434       $  -
Vanguard Fiduciary      Vanguard Index Trust-
Trust Company           500 Portfolio Fund*     $160,423      $  -         $160,423   $160,423       $  -
Vanguard Fiduciary      Vanguard Index Trust-
Trust Company           500 Portfolio Fund*     $162,281      $  -         $162,281   $162,281       $  -
Vanguard Fiduciary      Vanguard Index Trust-
Trust Company           500 Portfolio Fund*     $163,409      $  -         $163,409   $163,409       $  -
Vanguard Fiduciary      Vanguard Index Trust-
Trust Company           500 Portfolio Fund*     $171,515      $  -         $171,515   $171,515       $  -
Vanguard Fiduciary      Vanguard Index Trust-
Trust Company           500 Portfolio Fund*     $169,404      $  -         $169,404   $169,404       $  -
Vanguard Fiduciary      Vanguard Index Trust-
Trust Company           500 Portfolio Fund*     $173,287      $  -         $173,287   $173,287       $  -
Vanguard Fiduciary      Vanguard Index Trust-
Trust Company           500 Portfolio Fund*     $178,805      $  -         $178,805   $178,805       $  -
Vanguard Fiduciary      Vanguard Index Trust-
Trust Company           500 Portfolio Fund*     $192,670      $  -         $192,670   $192,670       $  -
Vanguard Fiduciary      Vanguard Index Trust-
Trust Company           500 Portfolio Fund*     $182,336      $  -         $182,336   $182,336       $  -
Vanguard Fiduciary      Vanguard Index Trust-
Trust Company           500 Portfolio Fund*     $202,491      $  -         $202,491   $202,491       $  -
Vanguard Fiduciary      Vanguard Index Trust-
Trust Company           500 Portfolio Fund*     $189,782      $  -         $189,782   $189,782       $  -
Vanguard Fiduciary      Vanguard Index Trust-
Trust Company           500 Portfolio Fund*     $190,447      $  -         $190,447   $190,447       $  -
Vanguard Fiduciary      Vanguard Index Trust-
Trust Company           500 Portfolio Fund*     $191,246      $  -         $191,246   $191,246       $  -
Vanguard Fiduciary      Vanguard Index Trust-
Trust Company           500 Portfolio Fund*     $197,101      $  -         $197,101   $197,101       $  -
Vanguard Fiduciary      Vanguard Index Trust-
Trust Company           500 Portfolio Fund*     $191,340      $  -         $191,340   $191,340       $  -
Vanguard Fiduciary      Vanguard Index Trust-
Trust Company           500 Portfolio Fund*     $235,799      $  -         $235,799   $235,799       $  -
Vanguard Fiduciary      Vanguard Index Trust-
Trust Company           500 Portfolio Fund*     $456,395      $  -         $456,395   $456,395       $  -




                         UNION PACIFIC AGREEMENT EMPLOYEE
                          401(k) RETIREMENT THRIFT PLAN

          Item 27d - SCHEDULE OF REPORTABLE TRANSACTIONS - (Continued)
                          YEAR ENDED DECEMBER 31, 1993



Series of Transactions, When Aggregated, Involving an
Amount in Excess of 5% of the Current Value of Plan Assets:



Column A               Column B                Column C      Column D     Column E     Column F     Column G

                                                                          Total        Total
                                                                          Dollar       Dollar
Identity of Party                              Number of     Number       Value of     Value of     Net Gain
   Involved            Description of Asset    Purchases     of Sales     Asset        Sales        or (Loss)
- - - -----------------      --------------------    ---------     --------     -------      --------     ---------
Vanguard Fiduciary     Union Pacific Company
Trust Company           Stock Fund*               69            36        $2,319,615   $ 29,201     $  461

Vanguard Fiduciary
Trust Company          Wellington Fund*           79            57        $3,252,471   $130,585     $5,331

Vanguard Fiduciary     Vanguard Index Trust-
Trust Company          500 Portfolio Fund*        72            65        $4,457,073   $192,219     $6,078

Vanguard Fiduciary     Vanguard Investment
Trust Company          Contract Trust Fund*       93            60        $1,240,933   $140,109     $   -


* Represents a party-in-interest